EXHIBIT 11
                                                                     Page 1 of 2


                             ELJER INDUSTRIES, INC.
           CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE




                                                  For the Three Months Ended
                                                       June            July
                                                     30, 1996         2, 1995
                                                     -----------    -----------
Primary Earnings Per Share:

Net Income (loss)                                    $ 3,885,000    $(1,206,000)
                                                     -----------    -----------


Weighted average common shares outstanding             7,153,676      7,130,475


Dilutive effect of stock options considered
     common stock equivalents                             71,052           --
                                                     -----------    -----------


Weighted average number of common and
     common equivalent shares                          7,224,728      7,130,475
                                                     -----------    -----------


Primary earnings (loss) per share                    $      0.54    $     (0.17)
                                                     ===========    ===========


Fully Diluted Earnings Per Share:

Net income (loss)                                    $ 3,885,000    $(1,206,000)
                                                     -----------    -----------


Weighted average common shares outstanding             7,153,676      7,130,475


Dilutive effect of stock options considered
     common stock equivalents                             71,052           --
                                                     -----------    -----------


Weighted average number of common and
      common equivalent shares                         7,224,728      7,130,475
                                                     -----------    -----------


Fully diluted earnings (loss) per share              $      0.54    $     (0.17)
                                                     ===========    ===========

                                                                      EXHIBIT 11
                                                                     Page 2 of 2



                             ELJER INDUSTRIES, INC.
           CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE




                                                      For the Six  Months Ended
                                                       June            July
                                                      30, 1996        2, 1995
                                                     -----------    -----------
Primary Earnings Per Share:

Net Income (loss)                                    $ 2,938,000    $(2,088,000)
                                                     -----------    -----------


Weighted average common shares outstanding             7,148,593      7,130,051


Dilutive effect of stock options considered
     common stock equivalents                             56,800           --
                                                     -----------    -----------


Weighted average number of common and
     common equivalent shares                          7,205,393      7,130,051
                                                     -----------    -----------


Primary earnings (loss) per share                    $      0.41    $     (0.29)
                                                     ===========    ===========


Fully Diluted Earnings Per Share:

Net income (loss)                                    $ 2,938,000    $(2,088,000)
                                                     -----------    -----------


Weighted average common shares outstanding             7,148,593      7,130,051


Dilutive effect of stock options considered
     common stock equivalents                             56,800           --
                                                     -----------    -----------


Weighted average number of common and
      common equivalent shares                         7,205,393      7,130,051
                                                     -----------    -----------


Fully diluted earnings (loss) per share              $      0.41    $     (0.29)
                                                     ===========    ===========